Exhibit 23.1

                                    Consent

We hereby consent to the incorporation of our reserve reports by reference in the Petrosearch Energy, SEC Form 10-KSB for the year ended December 31, 2006 and the SEC Form SB-2 Registration Statement to be filed by Petrosearch in April 2007. The reference includes our name and information regarding our review of the reserve estimates of Petrosearch Energy Corporation


                                        /s/ Jack McCartney
                                        McCartney Engineering, LLC
                                        Consulting Petroleum Engineers


Wheat Ridge, CO
March 26, 2007